Exhibit 99.1

HighPeak Energy, Inc. Announces First Quarter 2024 Financial and Operating Results

Fort Worth, Texas, May 8, 2024 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended March 31, 2024.

Highlights

First Quarter 2024

●	Sales volumes averaged 49,729 barrels of crude oil equivalent per day (“Boe/d”), consisting of 80% crude oil and 91% liquids, representing a 34% increase over first quarter 2023.

●	Lease operating expenses, excluding expense workovers, were reduced for the fourth consecutive quarter to $6.30 per Boe, representing a 26% decrease from the first quarter 2023.

●

Net income was $6.4 million, or $0.05 per diluted share, and EBITDAX (a non-GAAP financial measure defined and reconciled below) was $233.3 million, or $1.63 per diluted share. Adjusted net income (a non-GAAP financial measure defined and reconciled below) was $48.3 million, or $0.37 per diluted share.

●	The Company generated free cash flow (a non-GAAP financial measure defined and reconciled below) of $48.0 million, an increase of 42% compared with the fourth quarter 2023.

●

The Company utilized its free cash flow to reduce debt by $30 million, increase its quarterly dividend by 60% to $0.04 per share and to implement a share buyback plan whereby it repurchased over 565,000 shares during the first quarter.

Recent Events

●	On May 8, 2024, the Company’s Board of Directors declared a quarterly dividend of $0.04 per common share outstanding payable in June 2024.

HighPeak Chairman and CEO, Jack Hightower, said, “We had a solid first quarter, delivering on our 2024 core values of operating with discipline, strengthening our balance sheet and maximizing value for our shareholders. HighPeak is in the optimal position – generating free cash flow from operations, possessing a valuable inventory comprising roughly 2,600 undrilled locations, of which over 1,100 have a breakeven of less than $50 per barrel, and being able to scale our drilling program as commodity prices dictate. This affords us a high degree of optionality as we continue to measure every strategic decision by the short and long-term return it provides our shareholders.”

First Quarter 2024 Operational Update

HighPeak’s sales volumes during the first quarter of 2024 averaged 49,729 Boe/d, a 34% increase over first quarter of 2023. First quarter sales volumes consisted of approximately 80% crude oil and 91% liquids.

The Company averaged two drilling rigs and one frac crew during the first quarter, drilled 19 gross (17.8 net) operated horizontal wells and completed 12 gross (12.0 net) operated producing wells. At March 31, 2024, the Company had 21 gross (19.9 net) operated horizontal wells and 9 gross (0.6 net) non-operated horizontal wells in various stages of drilling and completion.

HighPeak President, Michael Hollis, commented, “Holding to our core values this quarter, HighPeak generated significant free cash flow and reduced overall debt, while keeping production flat quarter over quarter. We reduced our lifting costs per Boe approximately 16% from last quarter by optimizing chemical programs, utilizing our world-class infrastructure at scale and enhancing uptime. The team has been laser-focused on driving costs out of the system. By reducing opex and capex per foot, we continue to enhance our already strong corporate efficiency.”

First Quarter 2024 Financial Results

HighPeak reported net income of $6.4 million for the first quarter of 2024, or $0.05 per diluted share, and adjusted net income of $48.3 million, or $0.37 per diluted share. The Company reported EBITDAX of $233.3 million, or $1.63 per diluted share.

First quarter average realized prices were $77.65 per barrel (“$/Bbl”) of crude oil, $24.94 per barrel of NGL and $1.33 per Mcf of natural gas, resulting in an overall realized price of $63.59 per Boe, or 83% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. HighPeak’s cash costs for the third quarter were $10.91 per Boe, including lease operating expenses of $6.30 per Boe, workover expenses of $0.39 per Boe, production and ad valorem taxes of $3.18 per Boe and G&A expenses of $1.04 per Boe. The Company’s cash margin was $52.68 per Boe, or 83% of the overall realized price per Boe for the quarter, excluding the effects of derivatives.

HighPeak’s first quarter 2024 capital expenditures to drill, complete, equip, provide facilities and for infrastructure were $147.8 million.

Dividends

During the first quarter of 2024, HighPeak’s Board of Directors approved a quarterly dividend of $0.04 per share, or $5.1 million in dividends paid to stockholders during the quarter. In addition, in May 2024, the Company’s Board of Directors declared a quarterly dividend of $0.04 per share, or approximately $5.1 million in dividends, to be paid on June 25, 2024 to stockholders of record on June 3, 2024.

Conference Call

HighPeak will host a conference call and webcast on Thursday, May 9, 2024, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the first quarter of 2024. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

Conference Participation

HighPeak Energy will participate in-person in the upcoming RBC Capital Markets Global Energy, Power & Infrastructure Conference in New York on June 4th-5th, 2024.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy,” the “Company” or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2024 guidance, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2024 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Balance Sheet Data

(In thousands)

	March 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$173,380	$194,515
Accounts receivable	109,005	94,589
Derivative instruments	11,179	31,480
Inventory	2,772	7,254
Prepaid expenses	2,639	995
Total current assets	298,975	328,833
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	3,487,622	3,338,107
Unproved properties	72,997	72,715
Accumulated depletion, depreciation and amortization	(814,961)	(684,179)
Total crude oil and natural gas properties, net	2,745,658	2,726,643
Other property and equipment, net	3,563	3,572
Derivative instruments	1,380	16,059
Other noncurrent assets	5,116	5,684
Total assets	$3,054,692	$3,080,791

Current liabilities:
Current portion of long-term debt, net	$120,000	$120,000
Accrued capital expenditures	49,232	39,231
Accounts payable - trade	47,273	63,583
Revenues and royalties payable	29,344	29,724
Other accrued liabilities	19,580	19,613
Derivative instruments	16,440	13,054
Advances from joint interest owners	4,845	262
Accrued interest	847	1,398
Operating leases	400	528
Total current liabilities	287,961	287,393
Noncurrent liabilities:
Long-term debt, net	1,004,798	1,030,299
Deferred income taxes	198,757	197,068
Asset retirement obligations	13,685	13,245
Derivatives	1,054	65
Commitments and contingencies

Stockholders' equity
Common stock	13	13
Additional paid-in capital	1,184,371	1,189,424
Retained earnings	364,053	363,284
Total stockholders' equity	1,548,437	1,552,721
Total liabilities and stockholders' equity	$3,054,692	$3,080,791

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Operating revenues:
Crude oil sales	$282,369	$215,696
NGL and natural gas sales	5,395	8,098
Total operating revenues	287,764	223,794
Operating costs and expenses:
Crude oil and natural gas production	30,271	32,942
Production and ad valorem taxes	14,402	12,297
Exploration and abandonments	498	2,164
Depletion, depreciation and amortization	130,850	81,131
Accretion of discount	239	118
General and administrative	4,685	2,502
Stock-based compensation	3,798	4,054
Total operating costs and expenses	184,743	135,208
Other expense	1	—
Income from operations	103,020	88,586
Interest and other income	2,392	30
Interest expense	(43,634)	(26,972)
Derivative gain (loss), net	(53,043)	3,120
Income before income taxes	8,735	64,764
Income tax expense	2,297	14,507
Net income	$6,438	$50,257

Earnings per share:
Basic net income	$0.05	$0.41
Diluted net income	$0.05	$0.39

Weighted average shares outstanding:
Basic	125,696	111,055
Diluted	129,641	117,765

Dividends declared per share	$0.040	$0.025

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,438	$50,257
Adjustments to reconcile net income to net cash provided by operations:
Provision for deferred income taxes	1,688	14,507
Loss (gain) on derivative instruments	53,043	(3,120)
Cash paid on settlement of derivative instruments	(5,148)	(2,194)
Amortization of debt issuance costs	2,053	2,668
Amortization of original issue discounts on long-term debt	2,453	4,290
Stock-based compensation expense	3,798	4,054
Accretion expense	239	118
Depletion, depreciation and amortization expense	130,850	81,131
Exploration and abandonment expense	274	1,950
Changes in operating assets and liabilities:
Accounts receivable	(14,414)	15,617
Prepaid expenses, inventory and other assets	(4,722)	(2,567)
Accounts payable, accrued liabilities and other current liabilities	(5,113)	23,295
Net cash provided by operating activities	171,439	190,006
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(147,698)	(379,103)
Changes in working capital associated with crude oil and natural gas property additions	1,705	65,062
Acquisitions of crude oil and natural gas properties	(2,171)	(5,463)
Other property additions	(59)	(18)
Net cash used in investing activities	(148,223)	(319,522)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under Term Loan Credit Agreement	(30,000)	—
Repurchased shares under buyback program	(8,764)	—
Dividends paid	(5,050)	(2,776)
Dividend equivalents paid	(530)	(282)
Debt issuance costs	(7)	(544)
Borrowings under Prior Credit Agreement	—	150,000
Proceeds from exercises of stock options	—	148
Proceeds from exercises of warrants	—	2
Net cash provided by financing activities	(44,351)	146,548
Net decrease in cash and cash equivalents	(21,135)	17,032
Cash and cash equivalents, beginning of period	194,515	30,504
Cash and cash equivalents, end of period	$173,380	$47,536

HighPeak Energy, Inc.

 Unaudited Summary Operating Highlights

	Three Months Ended March 31,
	2024	2023
Average Daily Sales Volumes:
Crude oil (Bbls)	39,959	31,507
NGLs (Bbls)	5,147	3,280
Natural gas (Mcf)	27,733	14,611
Total (Boe)	49,729	37,222

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$77.65	$76.07
NGL per Bbl	$24.94	$27.04
Natural gas per Mcf	$1.33	$2.21
Total per Boe	$63.59	$66.80

Margin Data ($ per Boe):
Average price	$63.59	$66.80
Lease operating expenses	(6.30)	(8.57)
Expense workovers	(0.39)	(1.26)
Production and ad valorem taxes	(3.18)	(3.67)
	$53.72	$53.30

HighPeak Energy, Inc.

 Unaudited Earnings Per Share Details

	Three Months Ended March 31,
	2024	2023
Net income as reported	$6,438	$50,257
Participating basic earnings	(605)	(4,638)
Basic earnings attributable to common shareholders	5,833	45,619
Reallocation of participating earnings	1	75
Diluted net income attributable to common shareholders	$5,834	$45,694

Basic weighted average shares outstanding	125,696	111,055
Dilutive warrants and unvested stock options	1,786	4,588
Dilutive unvested restricted stock	2,159	2,122
Diluted weighted average shares outstanding	129,641	117,765

Net income per share attributable to common shareholders:
Basic	$0.05	$0.41
Diluted	$0.05	$0.39

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations

(in thousands)

	Three Months Ended March 31,
	2024	2023
Net income	$6,438	$50,257
Interest expense	43,634	26,972
Interest and other income	(2,392)	(30)
Income tax expense	2,297	14,507
Depletion, depreciation and amortization	130,850	81,131
Accretion of discount	239	118
Exploration and abandonment expense	498	2,164
Stock based compensation	3,798	4,054
Derivative related noncash activity	47,895	(5,314)
Other expense	1	—
EBITDAX	233,258	173,859
Cash interest expense	(39,128)	(20,014)
Other (a)	1,558	(184)
Discretionary cash flow	195,688	153,661
Changes in operating assets and liabilities	(24,249)	36,345
Net cash provided by operating activities	$171,439	$190,006

 (a) includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands, except per share data)

	Three Months Ended March 31, 2024
	Amounts	Amounts per Diluted Share
Net income	$6,438	$0.05
Derivative loss, net	53,043	0.41
Stock-based compensation	3,798	0.03
Income tax adjustment for above items *	(14,947)	(0.12)
Adjusted net income	$48,332	$0.37

 * Assuming 26.3% effective tax rate consistent with overall tax provision

HighPeak Energy, Inc.

 Unaudited Cash Margin Reconciliation

 (in thousands, except per Boe data)

	Three Months Ended March 31,
	2024	2023

Crude oil, NGL and natural gas sales revenue	$287,764	$223,794
Less: Lease operating expenses	(28,533)	(28,720)
Less: Workover expenses	(1,738)	(4,222)
Less: Production and ad valorem taxes	(14,402)	(12,297)
Less: General and administrative expenses	(4,685)	(2,502)
Cash Margin	$238,406	$176,053
Divide by: Sales volumes (MBoe)	4,525.3	3,350.0
Cash Margin per Boe, excluding effects of derivatives	$52.68	$52.55

Cash Margin	$238,406	$176,053
General and administrative expenses	$4,685	$2,502
Divide by: Sales volumes (MBoe)	4,525.3	3,350.0
Cash Operating Margin per Boe, excluding effects of derivatives	$53.72	$53.30

HighPeak Energy, Inc.

 Unaudited Free Cash Flow Reconciliation

 (in thousands)

Three Months Ended March 31, 2024

Net cash provided by operating activities	$171,439
Changes in operating assets and liabilities	24,249
Less: Costs incurred excluding acquisitions	(147,698)
Free cash flow	$47,990

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.